Filed Pursuant to Rule 424(b)(3)
Registration No. 333-101611

Pricing Supplement No. 1
Dated February 24, 2003
(To Prospectus dated December 23, 2002 and Prospectus Supplement dated February 24, 2003)

UNITED DOMINION REALTY TRUST, INC.
Medium-Term Notes Due Nine Months or More From Date of Issue

Fixed Rate Notes

The Notes are not Discount Notes.

Principal Amount: $150,000,000
Settlement Date (Original Issue Date):
  February 27, 2003
Interest Payment Dates: March 1 and September 1,
  commencing September 1, 2003
Initial Redemption Date: N/A
Annual Redemption Percentage Reduction: N/A
Exchange Rate Agent: N/A
Default Rate: N/A
Day Count: 30/360
Agent: Wachovia Securities, Inc.	Specified Currency: U.S. dollars
Stated Maturity Date: March 3, 2008
Authorized Denomination: A/S

Initial Redemption Percentage: N/A
Optional Repayment Date(s): N/A
Interest Rate: 4.50%
Regular Record Date(s): A/S
Additional/Other Terms: N/A
Net Proceeds to the Company: 99.50%
Agent's Commission: Wachovia Securities, Inc. proposes to offer the notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

     “N/A” as used herein means “Not Applicable.” “A/S” as used herein means “As stated in the Prospectus Supplement referred to above.”

WACHOVIA SECURITIES